Exhibit 99.1
Arista Networks, Inc. Reports Second Quarter 2018 Financial Results, with Record Earnings
Acquires Mojo Networks for Cloud Networking Expansion
SANTA CLARA, Calif.-- August 2, 2018 -- Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven, cognitive cloud networking for large-scale datacenter and campus environments, today announced financial results for its second quarter ended June 30, 2018.
Second Quarter Financial Highlights

•	Revenue of $519.8 million, an increase of 10.0% compared to the first quarter of 2018, and an increase of 28.3% from the second quarter of 2017.

•	GAAP gross margin of 64.2%, compared to GAAP gross margin of 64.1% in the first quarter of 2018 and 64.1% in the second quarter of 2017.

•	Non-GAAP gross margin of 64.5%, compared to non-GAAP gross margin of 64.4% in the first quarter of 2018 and 64.4% in the second quarter of 2017.

•	GAAP net income of $150.7 million, or $1.86 per diluted share, compared to GAAP net income of $102.7 million, or $1.30 per diluted share, in the second quarter of 2017.

•	Non-GAAP net income of $155.7 million, or $1.93 per diluted share, compared to non-GAAP net income of $105.5 million, or $1.34 per diluted share, in the second quarter of 2017.
"Arista is one of the fastest networking companies to achieve a $2 billion annual revenue rate, driven by its industry leadership in software-defined networking.” stated Jayshree Ullal, Arista President and CEO. “In Q2 2018 we comfortably surpassed the $500 million revenue mark with record profitability."
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, “The team continues to demonstrate consistent execution, driving healthy revenue growth and earnings expansion”.
Arista Extends the Campus to Cognitive WiFiTM Networking
Arista today also announced that it will acquire Mojo Networks, the inventor of Cognitive WiFi and a leader in cloud-managed wireless networking. The parties expect to close the transaction in Q3 2018. “We are excited about Arista's first acquisition transaction and its significance to Arista's cognitive campus vision. We welcome the Mojo Networks employees to the Arista family.” stated Ms. Ullal.
Company Highlights

•
Arista Introduces Cognitive Cloud Networking for the Campus encompassing a new network architecture designed to address transitional changes as the enterprise moves to an IoT (Internet of Things)-ready campus. Leveraging EOS® and CloudVision®, Arista's Cognitive Cloud Networking approach brings operational consistency and modern cloud principles to the enterprise campus.

•
Arista Announces New Multi-function Platform for Cloud Networking Based on the Barefoot Tofino™ series of P4-programmable Ethernet switch chips, the Arista 7170 Series delivers flexible systems for a multitude of applications across cloud networks.

•	Arista was named in the Forbes Global 2000 World’s Largest Public Companies

•	Arista CEO, Jayshree Ullal, named as one of Barron’s World’s Best CEOs: Growth Leaders.
Financial Outlook
For the third quarter of 2018, we expect:

•	Revenue between $540 and $552 million

•	Non-GAAP gross margin between 63% to 65%, and

•	Non-GAAP operating margin of approximately 32% to 34%
Guidance for non-GAAP financial measures excludes estimated legal expenses of approximately $6 million associated with the OptumSoft and Cisco litigation, stock-based compensation expense, and other non-recurring items. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below).
Prepared Materials and Conference Call Information
Arista executives will discuss second quarter 2018 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial (833) 287-7905 in the United States or (647) 689-4469 from outside the US. The Conference ID is 8687498.
The financial results conference call will also be available via live webcast on our investor relations website at http://investors.arista.com/. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the third quarter of fiscal 2018, and statements regarding the benefits from the introduction of new products. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements including risks associated with: Arista Networks’ dispute with Cisco Systems, Inc. including the ITC remedial orders which prohibit the importation of Arista products (or components thereof) into the U.S., or the sale of previously imported products that are covered by those remedial orders, Arista Networks’ ability to redesign its products in a manner not covered by such remedial orders and obtain appropriate governmental approvals for those redesigned products, any penalties assessed by the ITC if Arista’s redesigned products are covered by such remedial orders and Arista Networks’ ability to manage our manufacturing and supply chain including the sourcing of components on commercially reasonable terms; Arista Networks’ limited operating history; Arista Networks’ rapid growth; Arista Networks’ customer concentration; our customer’s adoption of our redesigned products and services; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer demand for our products and services, customer order patterns or customer mix; the timing of orders and manufacturing and customer lead times; increased competition in our products and service markets; dependence on the introduction and market acceptance of new product offerings and standards; the benefits and impact of acquisitions; rapid technological and market change; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; Arista Networks’ dispute with OptumSoft; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s most recent Annual Report on Form 10-K filed with the SEC on February 20, 2018, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com/ and on the SEC’s website at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expense, expenses associated with the OptumSoft and Cisco litigation, other non-recurring charges or benefits, and the income tax effect of these non-GAAP exclusions. In addition, non-GAAP financial measures exclude net tax benefits associated with stock-based awards, which include excess tax benefits and other discrete indirect effects of such awards. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The Company’s guidance for non-GAAP financial measures excludes stock-based compensation expense, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring items. The Company does not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. Stock-based compensation expense is impacted by the Company’s future hiring and retention needs and the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. The actual amount of stock-based compensation expense will have a significant impact on the Company’s GAAP gross margin and GAAP operating margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
About Arista Networks
Arista Networks pioneered software-driven, cognitive cloud networking for large-scale datacenter and campus environments. Arista's award-winning platforms redefine and deliver availability, agility, automation, analytics and security. Arista has shipped more than fifteen million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards across private, public and hybrid cloud solutions, Arista products are supported worldwide directly and through partners.
ARISTA, EOS, CloudVision, FlexRoute and AlgoMatch are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners. Additional information and resources can be found at: www.arista.com/.

Investor Contacts:
Charles Yager Product and Investor Advocacy (408) 547-5892 cyager@arista.com	Chuck Elliott Business and Investor Development (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Product	$444,767	$353,904	$852,384	$645,271
Service	75,078	51,307	139,950	95,415
Total revenue	519,845	405,211	992,334	740,686
Cost of revenue:
Product	171,622	134,406	328,313	244,242
Service	14,340	11,028	27,219	22,457
Total cost of revenue	185,962	145,434	355,532	266,699
Total gross profit	333,883	259,777	636,802	473,987
Operating expenses:
Research and development	104,078	81,194	206,440	162,804
Sales and marketing	46,188	38,630	88,328	75,657
General and administrative	18,420	23,319	38,099	45,474
Total operating expenses	168,686	143,143	332,867	283,935
Income from operations	165,197	116,634	303,935	190,052
Other income (expense), net:
Interest expense	(680)	(623)	(1,367)	(1,338)
Other income (expense), net	(1,489)	1,119	3,354	2,144
Total other income (expense), net	(2,169)	496	1,987	806
Income before provision for income taxes	163,028	117,130	305,922	190,858
Provision for income taxes	12,320	14,445	10,676	5,212
Net income	$150,708	$102,685	$295,246	$185,646
Net income attributable to common stockholders:
Basic	$150,629	$102,454	$295,078	$185,139
Diluted	$150,635	$102,474	$295,091	$185,182
Net income per share attributable to common stockholders:
Basic	$2.02	$1.42	$3.97	$2.59
Diluted	$1.86	$1.30	$3.65	$2.37
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	74,503	71,992	74,250	71,555
Diluted	80,826	78,756	80,774	78,166

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP gross profit	$333,883	$259,777	$636,802	$473,987
GAAP gross margin	64.2%	64.1%	64.2%	64.0%
Stock-based compensation expense	1,236	1,087	2,438	2,111
Non-GAAP gross profit	$335,119	$260,864	$639,240	$476,098
Non-GAAP gross margin	64.5%	64.4%	64.4%	64.3%

GAAP income from operations	$165,197	$116,634	$303,935	$190,052
Stock-based compensation expense	22,478	18,400	43,329	34,839
Litigation expense	3,569	11,957	10,654	23,423
Non-GAAP income from operations	$191,244	$146,991	$357,918	$248,314
Non-GAAP operating margin	36.8%	36.3%	36.1%	33.5%

GAAP net income	$150,708	$102,685	$295,246	$185,646
Stock-based compensation expense	22,478	18,400	43,329	34,839
Litigation expense	3,569	11,957	10,654	23,423
Unrealized loss on investments in privately-held companies, net	9,100	—	9,100	—
Tax benefit on stock-based awards	(25,472)	(18,070)	(58,318)	(48,693)
Income tax effect on non-GAAP exclusions	(4,663)	(9,502)	(10,168)	(17,938)
Non-GAAP net income	$155,720	$105,470	$289,843	$177,277

GAAP diluted net income per share attributable to common stockholders	$1.86	$1.30	$3.65	$2.37
Non-GAAP adjustments to net income	0.07	0.04	(0.06)	(0.10)
Non-GAAP diluted net income per share	$1.93	$1.34	$3.59	$2.27

Weighted-average shares used in computing diluted net income per share attributable to common stockholders	80,826	78,756	80,774	78,166

Summary of Stock-Based Compensation Expense:
Cost of revenue	$1,236	$1,087	$2,438	$2,111
Research and development	11,745	10,342	22,690	19,929
Sales and marketing	6,274	4,080	12,234	7,536
General and administrative	3,223	2,891	5,967	5,263
Total	$22,478	$18,400	$43,329	$34,839

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$711,157	$859,192
Marketable securities	1,149,247	676,363
Accounts receivable	260,917	247,346
Inventories	245,439	306,198
Prepaid expenses and other current assets	168,779	177,330
Total current assets	2,535,539	2,266,429
Property and equipment, net	73,736	74,279
Investments	35,036	36,136
Deferred tax assets	68,761	65,125
Other assets	20,019	18,891
TOTAL ASSETS	$2,733,091	$2,460,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$53,182	$52,200
Accrued liabilities	86,693	133,827
Deferred revenue	262,345	327,706
Other current liabilities	19,543	16,172
Total current liabilities	421,763	529,905
Income taxes payable	40,369	34,067
Lease financing obligations, non-current	36,594	37,673
Deferred revenue, non-current	186,299	187,556
Other long-term liabilities	22,116	9,745
TOTAL LIABILITIES	707,141	798,946
STOCKHOLDERS’ EQUITY:
Common stock	8	7
Additional paid-in capital	872,559	804,731
Retained earnings (1)	1,157,934	859,114
Accumulated other comprehensive loss	(4,551)	(1,938)
TOTAL STOCKHOLDERS’ EQUITY	2,025,950	1,661,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,733,091	$2,460,860
____________________________
(1) The adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, in the first quarter of 2018 resulted in an adjustment to increase the retained earnings balance by $3.6 million as of January 1, 2018.

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017 As Adjusted (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$295,246	$185,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	11,328	10,033
Stock-based compensation	43,329	34,839
Deferred income taxes	(4,281)	(8,515)
Unrealized loss on investments in privately-held companies, net	9,100	—
Amortization (accretion) of investment premiums (discounts)	(783)	753
Changes in operating assets and liabilities:
Accounts receivable, net	(13,571)	(16,505)
Inventories	60,759	(127,313)
Prepaid expenses and other current assets	12,605	(22,239)
Other assets	629	(470)
Accounts payable	3,597	1,299
Accrued liabilities	(47,153)	(5,981)
Deferred revenue	(50,096)	181,575
Income taxes payable	6,653	5,380
Other liabilities	(1,237)	3,593
Net cash provided by operating activities	326,125	242,095
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of marketable securities	222,764	112,053
Purchases of marketable securities	(696,665)	(114,195)
Purchases of property and equipment	(13,071)	(9,534)
Investments in privately-held companies	(8,000)	—
Other investing activities	(2,000)	—
Net cash used in investing activities (1)	(496,972)	(11,676)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(921)	(773)
Proceeds from issuance of common stock under equity plans	28,810	28,105
Tax withholding paid on behalf of employees for net share settlement	(4,463)	(1,356)
Net cash provided by financing activities	23,426	25,976
Effect of exchange rate changes	(607)	411
NET INCREASE/(DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(148,028)	256,806
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period (1)	864,697	572,168
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period (1)	$716,669	$828,974
____________________________________
(1) The adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"), in the first half of 2018 requires the Company to include restricted cash together with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts presented on the statements of cash flows. As a result, for the six months ended June 30, 2017, the beginning-of-period and end-of-period amounts increased by $4.2 million and $5.5 million, respectively, and net cash used in investing activities decreased by $1.3 million.